Employment Agreement

THIS AGREEMENT made as of the 1st day of January 2002,

BETWEEN:
            MARKETU INC., a Nevada corporation,  and MOST REFERRED
            REAL ESTATE AGENTS INC., a corporation having an office address as above.
            (the "Company")
                                                            OF THE FIRST PART

AND:
            Kenneth Galpin
            (the "Employee")                               OF THE SECOND PART

WHEREAS the Company desires the services of the Employee as specified herein and the Employee desires to provide services to the Company on the terms and conditions herein.

NOW THEREFORE this Agreement witnesses that in consideration of the premises and of the mutual covenants and agreements hereinafter set out, the parties hereto covenant and agree as follows:

1. The Employee agrees to provide services (the "Services") to the Company on management, personnel and/or other consulting issues.

2. In compensation for the Services provided by the Employee, the Employee shall be paid by Most Referred Real Estate Agents Inc. on a semi-monthly basis for the time spent by the Employee, directly in performance of the Services at a rate of CDN$9,500 per month or as agreed to between the Employee and Company from time to time.

3. The Company shall deduct prescribed Canada Customs and Revenue Agency deductions based on TD1 and TD1BC forms completed by the employee. The employee must authorize any other deductions.

4.    The Employee represents and warrants that:

(a) the Employee possesses management, technical or other consulting expertise of value to the Company; and

(b) the Employee will spend a significant amount of time and attention on the business and affairs of the Company.

5. The term (the "Term") of this Agreement shall be for a one-year period, renewable for additional terms as mutually agreed upon between the parties.

6. Any one party may terminate this Agreement giving 30 days notice in writing to the other party.

7. During the Term, the Employee agrees that he will not engage in any direct or indirect competition with the Company nor will the Employee personally engage in any such competition for a period of two (2) years after the date of termination. The restriction upon the activities of the Employee will apply provincially, nationally and internationally consistent with the geographic scope of the business of the Company.

8. The Employee shall not represent to anyone that he has any authority to bind the Company in any way beyond his authority as setout by the directors of the company.

9.    The Employee and the Company agree that:

          (a)  this is an employment agreement for services; and

          (b) the Employee will indemnify and save harmless the Company from any claims or demands against the Company by any third party in respect of the Employee's employment by the Company.

10. Save and except for the express provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the engagement of the Employee by the Company are hereby terminated and cancelled.

11. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and each of the parties hereto by their execution of this Agreement irrevocably attorns to the jurisdiction of the courts of the said Province.

12. If any covenant or agreement herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or agreement of this Agreement or any part thereof, and any such covenant or agreement may be severed from this Agreement without affecting the remainder of the Agreement.

13. Any notice or other communication required or permitted to be given hereunder shall be in writing and may be validly given either if delivered personally, by facsimile or mailed by prepaid registered mail, addressed to the Employee or to the Company at their addresses herein. Any notice or other communication aforesaid if delivered or sent by facsimile shall be deemed to have been given on the date on which it was delivered or transmitted and received, as the case may be, or if mailed as aforesaid shall be deemed to have been given on the third business day following the day on which it was mailed. PROVIDED THAT if the notice is posted at the time of threatened or actual disruption in postal services whether by reason of labour dispute or otherwise, any notice so posted shall not be deemed to have been given until actually received; and if a notice is given on a date that is a Saturday or holiday, such notice shall be deemed to have been given on the next day that is not a Saturday or holiday. Any party to this Agreement may change its address for service from time to time by notice given in accordance with the foregoing.

14. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto but shall be binding upon the heirs, executors, administrators, legal personal representatives, successors and permitted assigns of the parties hereto.

15. The terms, provisions and covenants and conditions contained in this Agreement which by their terms, by implication or their context require their performance or observance by either party after the expiration or other termination of this Agreement, shall be and remain enforceable notwithstanding said expiration or termination for any reason whatsoever.

16. The Company and the Employee acknowledge and declare that they each have carefully considered and understand the terms of engagement contained in this Agreement and acknowledge and agree that the said terms of engagement are mutually fair and equitable, and that they execute this Agreement voluntarily and of their own free will.

17. This Agreement may be executed by the parties hereto in as many counterparts as may be necessary or by telecopied facsimile and each such agreement or telecopied facsimile so executed shall be deemed to be an original and, provided that all of the parties have executed a counterpart, such counterparts together shall constitute a valid and binding agreement, and notwithstanding the date of execution shall be deemed to bear the date as set forth above.



MARKETU INC. AND MOST REFERRED REAL         KENNETH GALPIN
ESTATE AGENTS INC.


per:  ____________________________          per:___________________________
      Authorized Signatory                             Seal








MarketU Galpin Employment Agree 1-18-02















MarketU SB-2 Post Effective Amend 1-02